-17-


                                                   Exhibit 8(iv) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

         SUB-CUSTODIAN AGREEMENT, made as of September 25, 1995 among BLANCHARD FUNDS (the "Customer"), an investment company registered under the Investment Company Act of 1940, as amended, SIGNET TRUST COMPANY (the "Custodian"), and THE BANK OF NEW YORK (the "Sub-Custodian").

     WHEREAS, the Custodian has been appointed and acts as custodian for securities and cash balances of the Customer; and

         WHEREAS, the Customer wishes to maintain the custody of certain of its securities and monies in places outside of the United States for the convenience of purchasing and selling such securities; and

         WHEREAS, the Customer and the Custodian each wishes to appoint the Sub-Custodian as its subcustodian to hold in certain Selected Foreign Sub-Custodians (as such term is hereinafter defined) certain securities and monies of the Customer and the Sub-Custodian agrees to act as such subcustodian;

         NOW THEREFORE, the parties, on behalf of themselves and their respective successors and assigns, hereby agree as follows:

                                    ARTICLE I
                          APPOINTMENT OF SUB-CUSTODIAN

         1. The Customer and Custodian each hereby constitutes and appoints the Sub-Custodian as subcustodian of such securities and monies belonging to the Customer which from time to time may be delivered to it by the Custodian or received by the Sub-Custodian for the Customer's account pursuant hereto.

     2. The Sub-Custodian hereby accepts appointment as such subcustodian and agrees to perform the duties thereof as hereinafter set forth.

                                   ARTICLE II
                                   DEFINITIONS

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:





         1. "Account" shall mean with respect to the Customer or portfolio series a separate account on the books of the Sub-Custodian in the mane of the Custodian as custodian for the Customer where the securities and monies owned or held by the Customer or portfolio series shall be identified.

         2. The term "Authorized Person" shall mean any person duly authorized by the Customer or the Custodian (as the case may be) to give oral instructions and/or written instructions on behalf of the customer or the Custodian, respectively, such persons to be designated in a certificate which contains a specimen signature of such person.

         3. "Branch" shall mean each foreign branch office of the Sub-Custodian listed on Schedule A hereto (as such Schedule may be amended from time to time by delivery to the Custodian of and updated Schedule A), each of which is a "bank" as defined in Section 2 (a) (5) of the Investment Company Act of 1940, as amended (the "1940 Act").

         4. The term "certificate" shall mean any notice, instruction or other instrument in writing, authorized or required by this Agreement to be given to the Bus-Custodian and signed on behalf of the Customer by two Authorized Persons or on behalf of the Custodian by an Authorized Person.

         5. "Eligible Foreign Custodian" shall mean an "Eligible Foreign Custodian" either as defined in Rule 17f-5 under the 1940 Act ("Rule 17f-5"), or qualified as such by an exemption pursuant to Section 6(c) under the 1940 Act, as listed on Schedule A hereto (as such Schedule may be amended from time to time by delivery to the Custodian of an updated Schedule A).

         6. "Selected Foreign Sub-Custodian" shall mean with respect to the Customer any Eligible Foreign Custodian and/or any Branch named in a certified copy of resolutions of the Board of Directors of the Customer as having been selected by the customer to hold securities and monies of the Customer pursuant to this Agreement.

         7. The term "written instructions" shall mean written communications from an Authorized Person by telex, telecopier, or any other such system whereby either the receiver of such communications is able to verify by codes or otherwise with a reasonable degree of certainty the identity of the sender of such communication or the sender is required to provide a password or other identification code.




                                   ARTICLE III
                         CUSTODY OF CASH AND SECURITIES

     1. The Custodian will from time to time deliver or cause to be delivered certain of the securities and monies owned by the customer to its Selected Foreign Sub-Custodians.

         2. The Customer and Custodian each hereby authorized the Sub-Custodian and each Selected Foreign Sub-Custodian on a continuous and ongoing basis, until instructed to the contrary bye a certificate, to deposit in a securities depository which is a Selected foreign Sub-Custodian all securities of the Customer eligible for deposit therein under rule 17f-5 and to utilize such securities depository to the extent possible in connection with settlements of purchases and sales of securities and other deliveries and returns of securities. the Selected Foreign Sub-Custodian shall identify on its books and records securities and monies held in a securities depository as being held on behalf of the Sub-Custodian for the Custodian as custodian for its customers. Securities and monies deposited in a securities depository will be represented in accounts which include only assets held by the Selected Foreign Sub-Custodian for customers, including but not limited to, accounts in which such Selected Foreign Sub-Custodian acts in a fiduciary or agency capacity. The Selected Foreign Sub-Custodian shall hold securities which are not held in a securities depository physically segregated form its general assets and the assets of its other customers.

     3. The Sub-Custodian, directly or through a Selected Foreign Sub-Custodian, shall disburse monies credited to an Account only:

     (a) Pursuant to certificates or written instructions in payment for securities purchased, as provided in Article IV hereof; or

     (b) Pursuant to certificates or written instructions setting forth the name and address of the person to whom payment is to be made, the amount to be paid, and the purpose for which payment is to be made.

         4. All bearer securities delivered to a Selected foreign Sub-Custodian for the Customer shall be held by the Selected Foreign Sub-Custodian in that form; all other securities credited to the Account may be registered in the name of the custodian or the nominee of either; provided however, that such securities are identified on the books of the Sub-Custodian as held specifically for the Custodian on behalf of the customer. The Custodian shall furnish to the Sub-Custodian appropriate instruments to enable the Selected Foreign Sub-Custodian to hold or deliver in proper form for transfer, or to register in nominee name, any securities which it may hold and which may from time to time be registered in the name of the Customer.

         5. The Sub-Custodian shall furnish the Custodian promptly after the close of business on each day on which any Selected foreign Sub-Custodian has engaged in transactions for the customer a statement summarizing all transactions and entries during said day; and it shall, at least monthly and from time to time, deliver to the Custodian a detailed statement of the securities and monies held in the Account, specifying the Selected Foreign Sub-Custodian holding such securities and monies. Upon request form the Custodian, the Sub-Custodian shall furnish to the Customer and the Custodian such reports (or portions thereof) of the Sub-Custodian's external auditors that the Sub-Custodian furnishes to its investment company customers generally which relate directly to the Sub-Custodian's system of internal accounting controls applicable to the Sub-Custodian's duties under this Agreement. The Sub-Custodian shall, subject to the terms of the applicable foreign sub-custodian agreement, use reasonable efforts to obtain and furnish to the Customer and the Custodian such similar reports as the Customer or the Custodian may request with respect to each Selected Foreign Sub-Custodian.

     6.  Unless  otherwise  instructed  to the  contrary by a  certificate,  the
Sub-Custodian   shall,  either  directly  or  through  a  Selected  Foreign  Sub
Custodian, with respect to all securities identified in the Account:

     (a) Collect all income due and payable and advise the Custodian as promptly as practicable of any income due income due but not paid;

         (b) Present for payment and collect the amount payable upon all securities which may mature or be called, redeemed, or retired, or otherwise become payable and advise the Custodian as promptly as practicable or any amounts due but not paid;

     (c) Surrender interim receipts or securities in temporary form for definitive securities;

     (d) Execute, as subcustodian, any necessary declaration or certificates of ownership as may be required to obtain payments in respect of securities;

     (e) Hold all stock dividends, rights and similar securities issued with respect to securities;

     (f) Remit to the Custodian all income and dividends on securities when received by the Sub-Custodian;

     (g) Forward to the Custodian all notices of meetings of shareholders and proxies received by the Sub-Custodian; and

     (h) Forward to the Custodian copies of all information or documents that it may receive from the issuers of securities which the Sub-Custodian believes are intended for the Customer.

     7. Upon receipt of a certificate and not otherwise, the Sub-Custodian shall either directly or through a Selected Foreign Sub-Custodian:

         (a) Execute and deliver to such persons as may be designated in such certificate proxies, consents, authorizations and any other instruments whereby the authority of the Customer as owner of any securities may be excised;

         (b) Deliver any securities credited tot he Account in exchange for other securities or cash issued or paid in connection with the liquidation reorganization, refinancing, merger, consolidation or recapitulation of any corporation, or the exercise of any conversion privilege;

         (c) Deliver any securities credited to the Account to any protective committee, reorganization committee or other person in connection with the reorganization refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instrument or documents as may be issued to it to evidence such delivery; and

         (d) Make such transfers or exchanges of the securities identified in the Account, and take such other steps, as shall be stated in such certificate, for the purpose of effectuating any duly authorized plan of liquidation, reorganization merger, consolidation or recapitalization of the Customer.

         8. It is agreed that the Sub-Custodian and any Selected Foreign Sub-Custodian may act in accordance with the prevailing customs and practices of jurisdictions where subcustodian services are provided hereunder in connection with securities and custody transactions, including, but not limited to, delivering securities to the purchaser thereof or to a dealer therefor (or any agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

         9. Upon prior written notice the Sub-Custodian shall, during regular business hours, allow the custodian and its agents and the independent public accountants of the customer whose securities are held hereunder access to Account records maintained by the Sub-Custodian or confirmation of the contents of such records.

                                   ARTICLE IV
               PURCHASES AND SALE OF INVESTMENTS OF THE CUSTOMER;
                               CREDITS TO ACCOUNT

         1. Promptly after each purchases of securities by the customer for which the Customer intends the Sub-Custodian, directly or through any Selected Foreign Sub-Custodian, to act as subcustodian, the Customer or Custodian shall deliver to the Sub-Custodian (i) with respect to each purchase of securities which are not money market securities, a certificate, and (ii) with respect to each purchase of money market securities a certificate or written instructions specifying with respect to each such purchase: (a) the name of the issuer and the title of the securities, including CUSIP number or other similar securities identification number, if any, (b) the number of shares or the principal amount purchased and accrued interest, if any, (c) the date of purchases and date of settlement, (d) the purchase price per unit, (e) the total amount payable upon such purchase, (f) the name of the person from whom or the broker through whom the purchase was made, and (g) the Selected Foreign Sub-Custodian where such securities are to be delivered and held. The Sub-Custodian directly or through any Selected foreign Sub-Custodian shall receive securities purchased by the customer from the persons through or from whom the same were purchases, and upon receipt thereof shall pay, out of the monies credited to the receipt thereof shall pay, out of the monies credited to the Account, the total amount payable upon such purchases, provided that the same conforms to the certificate or written instructions as the case may be, with respect to such purchase.

         2. Promptly after each sale of securities by the Customer, the Customer or Custodian shall deliver to the Sub-Custodian (i) with respect to each sale of securities which are not money market securities, a certificate, and (ii) with respect to each sale of money market securities a certificate or written instructions specifying with respect to each such sale: (a) the name of the issuer and the title of the security, including CUSIP number or other similar securities identification number, if any, (b) the number of share or principal amount sold and accrued interest, if any, (c) the date of sale, (d) the sale price per unit, (e) the total amount payable such sale, (f) the name of the broker through whom or the person to whom the sale was made, and (g) the Selected Foreign Sub-Custodian shall directly or through any Selected foreign Sub-Custodian deliver the securities sold to the broker or other person named in such certificate upon receipt of the total amount payable to the Customer upon sale, provided that the same conforms to the certificate or written instructions, as the case may be, with respect to such sale.

         3. The Sub-Custodian may, as a matter of bookkeeping convenience or by separate agreement with the custodian, credit the Account with the proceeds from the sale, redemption or other disposition of securities or interest, dividends or other distributions payable on securities prior to actual receipt of final payment therefor. All such credits shall be conditional until actual receipt of final payment and may be reversed by the Sub-Custodian to the extent that final payment is not received. Payment with respect to a transaction will not be "final" until immediately available funds have been received. Payment with respect to a transaction will not be "final" until immediately available funds have been received which under applicable of law or rule are irreversible and not subject to any security interest, levy or other encumbrance, and which are specifically applicable to such transaction.

                                    ARTICLE V
                          CONCERNING THE SUB-CUSTODIAN

         1. The Sub-Custodian shall not be liable for any costs, expenses, damages, liabilities or claims (collectively, "Losses") incurred by the Customer, except such Losses that arise out of negligence or wilful misconduct of the Sub-Custodian or any of its Branches. With respect to any Losses incurred by the Customer as a result of the acts or the failure to act by any Selected Foreign Sub-Custodian, and the Sub-Custodian's sole responsibility and liability to the customer shall be limited to amounts so received from such Selected Foreign Sub-Custodian (exclusive of costs and expenses incurred by the Sub Custodian). In no event shall the Sub-Custodian). In no event shall the Sub-Custodian be liable to the Custodian or the customer for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action. The Customer shall, at its election upon reasonable notice to the Sub-Custodian, have the right to the extent not inconsistent with any applicable agreement and applicable law, to enforce the Sub-Custodian's rights against any Selected Foreign Sub-Custodian with respect to any claim it may have against such Selected Foreign Sub-Custodian for any loss or damage in respect of securities or monies credited to the Account, if and to the extent that the Customer has not been made whole with respect thereto by the Sub-Custodian pursuant to this Agreement. Upon the Customer's written request, the Sub-Custodian shall take all actions necessary and appropriate to give effect to the foregoing. The Customer agrees to indemnify the Sub-Custodian and hold it harmless from and against any loss, damage, liability, claim or expense arising out of the Sub-Custodian's negligence or willful misconduct. The Sub-Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Customer or its own counsel, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion.

          2. Without limiting the generality of the foregoing, neither the Sub-Custodian nor any Selected Foreign Sub-Custodian shall be under any duty or obligation to inquire into, or be liable for:

          (a) the validity of the issue of any securities purchased by or for the Customer, the legality of the purchases thereof, or the propriety of the amount paid therefore; or

          (b) the legality of the sale of any securities by or for the Customer, or the propriety of the amount for which the same are sold.

         3. Neither the Sub-Custodian nor any Selected Foreign Sub-Custodian shall be liable for, or considered to be the custodian of, any security or money ( whether represented by any check, draft, or other instrument for the payment of money) delivered to it on behalf of the customer, until the Sub-Custodian or such Selected Foreign Sub-Custodian actually receives such security or money.

         4. Neither the Sub-Custodian nor any Selected Foreign Sub-Custodian shall be under any duty or obligation to take action to effect collection of any amount, it the securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by a certificate, and (ii) it shall be assured to its satisfaction or reimbursement of its costs and expenses by the custodian or the customer in connection with any such action.

         5. Neither the Sub-Custodian nor any Selected Foreign Sub-Custodian shall be under any duty or obligation to ascertain whether any securities at any time delivered to or held by it in the Account are such as may properly he held bye the Customer.

         6. If the Sub-Custodian in its sole discretion advances funds to the Customer for a portfolio series (each, a "Series") of the Customer (including advances to the custodian on behalf of a Series) or there shall arise for whatever reason an overdraft in any Account, or if the Customer for the account of a Series is for any other reason indebted to the Sub-Custodian in connection with this Agreement, the Customer agrees to repay the Sub-Custodian on demand the amount of the advance, overdraft or indebtedness plus accrued interest at a rate mutually agree between the Customer and the Sub-Custodian. In order to secure repayment of the customer's obligations with respect to each Series to the Sub-Custodian hereunder, the Customer agrees, to the extent permitted by rule 17f-5 of the 1940 Act, that the Sub-Custodian shall have a continuing lien and security interest in and to the assets allocated to each Series (subject to the limitation set forth on Schedule B hereto) now or hereafter held in an Account for such Series or by any third party acting on its behalf for the benefit of the customer. In this regard, the Sub-Custodian shall be entitled to all the rights and remedies of a pledge under common law and a secured party under the New York Uniform Commercial Code and any other applicable laws or regulations as then in effect.

         7. The Sub-Custodian shall furnish annually to the custodian and the Customer, at such time as is mutually agreed, information concerning the Selected Foreign Sub-Custodians (other than Branches) utilized by the Sub-Custodian hereunder. Such information shall be similar in kind and scope to that previously furnished to the Custodian in connection with the Sub-Custodian's appointment hereunder. The Sub-Custodian will promptly inform the custodian in the event that the Sub-Custodian learns that a Selected Foreign Sub-Custodian no longer satisfies the financial criteria of an "Eligible Foreign Custodian" under Rule 17f-5 of the 1940 Act, or is no longer the subject of an exemptive order from the Securities and Exchange Commission, or otherwise learns of a material adverse change in the financial condition of a Selected Foreign Sub-Custodian or a loss of the customer's assets. Upon receipt of a certificate, the Sub-Custodian shall cease the employment of any one or more of such Selected Foreign Sub-Custodians for maintaining custody of the assets of the customer specified in such certificate. The Sub-Custodian agrees that it will use reasonable care in monitoring compliance by each selected foreign Sub-Custodian with the terms of the relevant foreign sub-custodian agreement and that if it has knowledge of any breach by such Selected foreign Sub-Custodian of such foreign sub-custodian agreement having a material adverse effect on the customer it will promptly notify the Custodian of such breach.

         8. Each subcustodian agreement which custodian enters with a Selected Foreign Sub-Custodian other than a Branch shall provide that (a) Customer's assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Selected foreign Sub-Custodian except a claim of payment for their safe custody or administration, (b) beneficial ownership of Customer's assets will be freely transferable without the payment of money or value other than for safe custody or administration, and (c) Customer's independent public accountants will be given reasonable access to the records relating to the account in which customer's assets are held or confirmation of the contents of those records.

          9. The Sub-Custodian shall be entitled to receive and the Custodian agrees to pay such compensation as may be agreed upon from time to time between the Custodian and the Sub-Custodian.

          10.  The Sub-Custodian  shall be entitled to rely upon any certificate
               or  written   instruction   received  by  the  Sub-Custodian  and
               reasonably believed by it to be genuine.

         11. It is understood and agreed that the Sub-Custodian is not under any duty to supervise the investment of, or to advise or make any recommendation to the Custodian or Customer with respect to the sale or other disposition of any securities at any time held hereunder or to advice or recommend the purchase of any securities at any time.

         12. Neither the Sub-Custodian nor any Selected Foreign Sub-Custodian assumes any responsibility for the payment of any taxes due on the income collected for the Account or on any transactions which it may handle for the Account and in respect of the Account, except that the Sub-Custodian to withhold taxes due at the source on income collected for the Account and to file any tax reports and returns required in connection with any such withholdings. The Sub-Custodian shall provide reasonable assistance to the Customer with respect to any claim for exemption or refund under applicable tax laws.

         13. The Sub-Custodian shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God, earthquakes, fires, floods, wars, civil or military disturbances, sabotage, epidemics, riots, interruptions loss or malfunctions of utilities, transportation, computer (hardware or software) or communications service, accidents, labor disputes, acts of civil or military authority, governmental actions or inability to obtain labor, material, equipment or transportation.

                                   ARTICLE VI
                                   TERMINATION

         1. Any of the parties hereto may terminate this Agreement by giving to the other parties a notice in writing from an authorized officer specifying the day of such termination which shall be not less than 60 days following the giving of such notice. the Custodian shall, on or before the termination date, deliver to the Sub-Custodian written instructions form an officer of the Custodian designating a successor subcustodian, and directing where Securities and monies in the Account shall be delivered.

     2. Upon the date set forth in such notice this Agreement shall terminate, and the Sub-Custodian shall upon receipt of a notice of acceptance by the successor subcustodian deliver all securities and monies then owned by the


Customer and held by it as subcustodian, after deducting all fees, expenses and other amounts for the payment or reimbursement of which is shall then be entitled. If no successor subcustodian shall have been designated pursuant to paragraph 1 above, the Sub-Custodian shall deliver all such securities and monies to the Custodian.

                                   ARTICLE VII
                                  MISCELLANEOUS

         1. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Sub-Custodian shall be sufficiently given if addressed to the Sub-Custodian at its offices at 90 Washington Street, New York, New York 10286, Attention: Mutual Funds Administration, or at such other address as the Sub-Custodian may from time to time designate in writing, All notices shall be effective upon receipt.

         2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian shall be sufficiently give if addressed to the Custodian at its offices at 7 North 8th Street, Richmond, Virginia 23219, Attention: _________________________, or at such other address as the Custodian may from time to time designate in writing. All notices shall be effective upon receipt.

         3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Customer shall be sufficiently given if addressed to the Customer at its offices at Federated investors Towers, Pittsburgh, Pennsylvania 15222-3779, Attention: __________________________, or
at such other address as the Customer may from time to time designate in writing. All notices shall be effective upon receipt.

         4. Each and every right granted to the parties hereto or under any other document delivered hereunder or in connection herewith, or allowed them by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of any party to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

     5. The parties hereto that the Sub-Custodian shall have no obligation to take any action which is contrary to any law, order or regulation of any jurisdiction where services are provided hereunder.

     6. This Agreement may not be amended or modified in any manner except by a written agreement executed by the parties hereto with the same formality as this Agreement.

     7. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns.

         8. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof, the Custodian and the Customer each hereby consents to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder.

     9. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but such counterparts shall, together, constitute only one instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate officers, thereunder duly authorized as the day and year first above written.


                                        BLANCHARD FUNDS


                                        By  /s/ Joseph A. Machi

                                        Title:   Joseph S.  Machi
                                                 Vice President

                                        By  /s/ C. Grant Anderson

                                        Title:   C. Grant Anderson
                                                 Assistant Secretary

                                        SIGNET TRUST COMPANY


                                        By:  /s/ Joseph A. Rose

                                        Title:   Joseph A. Rose
                                                 Sr. Vice President

                                        THE BANK OF NEW YORK


                                        By:   /s/ Jerome P. Isoldi

                                        Title:   Jerome P. Isoldi
                                                 Sr. Vice President

                                   SCHEDULE A

                              THE BANK OF NEW YORK
                             GLOBAL CUSTODY NETWORK

                           COUNTRIES AND SUBCUSTODIANS
                                       FOR
                                 BLANCHARD FUNDS

                               September 25, 1995

COUNTRY                             SUBCUSTODIAN

Argentina                           The First National Bank of Boston
Australia                           Australia and New Zealand Banking Group,Ltd.
Austria                             Girocredit Bank
Belgium                             Banque Bruxelles Lambert
Brazil                              The First national Bank of Boston
Canada                              Royal Bank of Canada
                                    Royal Trust Corp.
Chile                               Banco de Chile
                                    The First National Bank of Boston
China                               Standard Chartered Bank
Colombia                            Citibank, N.A.
Czech Republic                      Ceskoslovenska Obchodni Banka, A.S.
Denmark                             Den Danske Bank
Euromarket                          Cedel, S.A.
Finland                             Union Bank of Finland Ltd.
France                              Banque Paribas
Germany                             Dresdner Bank
Greece                              Alpha Credit Bank A.E.
Hong Kong                           Hongkong & Shanghai Banking Corp., Ltd.
Hungary                             Citibank, N.A.
India                               Hongkong & Shanghai Banking Corp., Ltd
                                    State Bank of India
Indonesia                           Hongkong & Shanghai Banking Corp., Ltd.
Ireland                             Allied Irish Bank
Israel                              Israel Discount Bank Ltd.
Italy                               Citibank, N.A.
                                    Banco Commerciale Italiana
Japan                               Yasuda Trust
Korea                               The Bank of Seoul
Luxembourg                          Cedel S.A.
Malaysia                            Hongkong Bank Malaysia Berhad
Mexico                              Citibank, S.A.
                                    Banco Nacional de Mexico, S.A.
Netherlands                         ABN AMBRO Bank NV
                                    MeesPierson NV
New Zealand                         Australia and New Zealand Banking Group,Ltd.
Norway                              DEN norske Bank
Pakistan                            Standard Chartered Bank
Peru                                Citibank, N.A.
Philippines                         Hongkong & Shanghai Banking Corp., Ltd.
Poland                              Bank handlowy w Warsawie S.A.
Portugal                            Banco Comercial Portugues
Singapore                           United Overseas Bank

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                                   SCHEDULE A

                              THE BANK OF NEW YORK
                             GLOBAL CUSTODY NETWORK

                           COUNTRIES AND SUBCUSTODIANS
                                       FOR
                                 BLANCHARD FUNDS

                               September 25, 1995

COUNTRY                                     SUBCUSTODIAN

South Africa                        The Standard Bank of South Africa
Spain                               Banco Bilbao Vicaya
Sri Lanka                           Standard Chartered Bank
Sweden                              Skandinaviska Enskilda Banken
Switzerland                         Union Bank of Switzerland
Taiwan                              Hongkong & Shanghai Banking Corp. Ltd.
Thailand                            Siam Commerical Bank Ltd.
Turkey                              Citibank, N.A.
United Kingdom                      The Bank of New York
                                    The First Chicago Clearing Centre
Uruguay                             The First National Bank of Boston
Venezuela                           Citibank, N.A.

                                   Schedule B

                                 Blanchard Funds
                         Series Name and Lien Limitation


Series Name                                         Lien Limitation

Blanchard 100% Treasury Money Market Fund           10% of total assets

Blanchard American Equity Fund                      20% of total assets

Blanchard Flexible Income Fund                      20% of total assets

Blanchard Flexible Tax-Free Bond Fund               20% of total assets

Blanchard Global Growth Fund                        10% of total assets

Blanchard Short-Term Bond Fund                      20% of total assets

Blanchard Short-Term Global Income Fund             33.33% of total  assets

Blanchard Worldwide Emerging Markets Fund           33.33% of total  assets

Blanchard Growth & Income Fund                      33.33% of total  assets

Blanchard Capital Growth Fund                       33.33% of total  assets